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                                                                     EXHIBIT 4.3

          THIS SUPPLEMENTAL INDENTURE No. 2 (the "Supplemental Indenture") dated as of March 14, 1997 among Knoll, Inc. (formerly T.K.G. Acquisition Corp.), a Delaware corporation, as successor (the "Successor") to Knoll, Inc., a Delaware corporation ("Old Knoll"), as the Company, Knoll Overseas, Inc., a Delaware corporation and Spinneybeck Enterprises, Inc., a New York corporation, (the "Guarantors"), and IBJ Schroder Bank & Trust Company, as Trustee.

                              W I T N E S S E T H:

          WHEREAS, there has previously been executed and delivered to the Trustee an Indenture (the "Indenture") dated as of February 29, 1996 among T.K.G. Acquisition Sub, Inc., a Delaware corporation ("Sub"), as the Company, the Successor, the Guarantors, The Knoll Group, Inc., a Delaware corporation, and Knoll North America, Inc., a Delaware corporation, as guarantors and the Trustee, providing for the issuance of 10 7/8% Senior Subordinated Notes due 2006 (the "Notes");

          WHEREAS, there has previously been executed and delivered to the Trustee Supplemental Indenture No. 1 dated as of February 29, 1996 among the Successor, Sub, Old Knoll, the Guarantors and the Trustee pursuant to which Old Knoll succeeded Sub as the Company;

          WHEREAS, pursuant to the terms of the Certificate of Ownership and Merger, dated as of March 14, 1997, by and between the Successor and Old Knoll, Old Knoll merged with and into the Successor with the Successor being the surviving entity and being renamed "Knoll, Inc." (the "Merger");

          WHEREAS, the provision of clause (i)(a) of the definition of Change of Control in the Indenture expressly contemplates that the Successor and Old Knoll could merge pursuant to Section 5.01 of the Indenture;

          WHEREAS, the Successor is planning to effectuate an initial public offering of the shares of capital stock of the Successor following the Merger;

          WHEREAS, under the Indenture, the Successor, the Guarantors and the Trustee may enter into a supplemental indenture (i) to evidence the succession of another person to the Company and the assumption by such successor of the covenants of the Company contained in the Indenture and in the Notes and (ii) to cure any ambiguity therein, or to correct or supplement any provision thereof which may be inconsistent with any other provision thereof, provided that such actions do not adversely affect the legal rights of the Holder of Notes, which supplement, pursuant to Section 9.01 of the Indenture, does not require the consent of the Holders of Notes;
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          WHEREAS, the Successor wishes by this Supplemental Indenture to evidence its succession to the Company and its assumption of the covenants of the Company contained in the Indenture and the Notes; and

          WHEREAS, all acts and proceedings required by law and by the Indenture to constitute this Supplemental Indenture a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution of this Supplemental Indenture have been in all respects duly authorized by the Successor and the Guarantors;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor, the Guarantors and the Trustee hereby agree as follows:

          1. The Successor hereby acknowledges and agrees that it has succeeded Old Knoll as the Company under the Indenture and the Notes, and does hereby assume and agree to perform each and every covenant of the Company contained in the Indenture and the Notes and does otherwise agree to be bound by and subject to the terms and provisions of the Indenture and the Notes in each and every respect as if it had been initially named as the Company therein. Without in any way limiting the generality of the foregoing, the Successor hereby agrees to be liable for the due and punctual payment of principal (and premium, if any) and interest (and Special Interest) on all the Notes.

          2. The Guarantors hereby agree, jointly and severally, that their respective Note Guarantees, including, without limitation, their Guarantees under Article XI of the Indenture of (i) the due and punctual payment of principal of, premium, if any, and interest (including Special Interest) in full on each Note when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, in connection with a Change of Control Offer, Asset Sale Offer or redemption, or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, including Special Interest, if any, in full of each Note, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Guarantor to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Notes and the Indenture, have not been amended, modified, rescinded or revoked in any respect whatsoever since their undertaking and remain in full force and effect upon the execution and delivery of this Supplemental Indenture.

          3. The Notes issued on or after the effective date of the Merger shall bear a legend to the effect that: "On March 14, 1997, Knoll, Inc., a Delaware corporation (the "Predecessor"), merged with and into T.K.G. Acquisition Corp., a Delaware

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corporation (the "Successor"), which changed its name to Knoll, Inc. (the
"Merger"). Immediately following the Merger, the Successor executed a supplemental indenture no. 2, dated as of March 14, 1997, among the Successor, the Guarantors (as defined therein) and the Trustee, under which the Successor acknowledged and agreed that it had succeeded the Predecessor as the Company under the Indenture and the Notes, agreed to perform each and every covenant of the Company contained in the Indenture and the Notes and agreed to be bound by and subject to the terms and provision of the Indenture and the Notes in each and every respect as if it had been initially named as the Company in the Indenture and the Notes."

          4. Section 4.17 of the Indenture is amended by inserting the following sentence as a new last sentence thereof: "The provisions of this
Section 4.17 shall not prevent, and shall terminate upon a merger of Knoll, Inc. into TKG so long as such merger otherwise complies with the provisions of
Section 5.01."

          5. The Successor hereby represents and warrants to the Trustee that as of the date hereof:

          a. the Successor is a corporation validly existing and in good standing under the laws of the State of Delaware; and

          b. no Default or Event of Default will result from the Merger or the execution and delivery of this Supplemental Indenture.

     6. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not any particular Section of this Supplemental Indenture.

     7. The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of recitals of fact herein contained which shall be taken as the statements of the Successor and each Guarantor and makes no representations as to the validity or sufficiency of this Supplemental Indenture and shall incur no

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liability or responsibility in respect of the validity thereof. In furtherance thereof, the Successor shall indemnify the Trustee and hold it harmless against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with its acceptance and execution of this Supplemental Indenture. Notwithstanding the foregoing, the Successor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     8. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     9. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

     10. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     11. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                         KNOLL, INC. (formerly T.K.G.

                         ACQUISITION CORP.)


                         By /s/ Douglas J. Purdom
                           ____________________________
                           Name: Douglas J. Purdom
                           Title: Senior Vice President and
                                  Chief Financial Officer


                         KNOLL, INC.


                         By /s/ Douglas J. Purdom
                           ____________________________
                           Name: Douglas J. Purdom
                           Title: Senior Vice President and
                                  Chief Financial Officer


                         KNOLL OVERSEAS, INC.

                         By /s/ Douglas J. Purdom
                           ____________________________
                           Name: Douglas J. Purdom
                           Title: Senior Vice President and
                                  Chief Financial Officer


                         SPINNEYBECK ENTERPRISES, INC.


                         By /s/ Douglas J. Purdom
                           ____________________________
                           Name: Douglas J. Purdom
                           Title: Senior Vice President and
                                  Chief Financial Officer



                         IBJ SCHRODER BANK & TRUST COMPANY,

                         as Trustee


                         By /s/ Barbara McCluskey
                           ____________________________
                           Name: Barbara McCluskey
                           Title: Vice President

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